SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2005 (January 28, 2005) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As a result of the Company's determination that George M. Feiger is a named executive officer of the Company with respect to the fiscal year ended December 31, 2005, the Company hereby files the following agreements relating to Mr. Feiger's employment with the Company and his interest in Welman Holdings, Inc.:

(1)	Employment Agreement dated as of June 1, 2004 between the Company and Mr. Feiger; and
(2)	Stock Purchase and Shareholder Agreement dated June 1, 2004 among Welman Holdings, Inc., the Company, Zions First National Bank and PSC Wealth Management, LLC.; and
(3)	Form of Change in Control Agreement between the Company and Mr. Feiger.
Item 9.01 Financial Statements and Exhibits (a) Not Applicable. (b) Not Applicable. (c) Exhibits. The following exhibits are furnished as part of this report:

Exhibit Number 99.1	Description Employment Agreement dated as of June 1, 2004 between the Company and Mr. Feiger.
99.2	Stock Purchase and Shareholder Agreement dated June 1, 2004 among Welman Holdings, Inc., the Company, Zions First National Bank and PSC Wealth Management, LLC.
99.3	Form of Change in Control Agreement between the Company and Mr. Feiger, incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/ Thomas E. Laursen —————————————— Name: Thomas E. Laursen Title: Senior Vice President

Date: April 1, 2005